Exhibit 1.3

                       AMENDMENT TO DECLARATION OF TRUST

                          PHOENIX MULTI-PORTFOLIO FUND

                       Amendment to Declaration of Trust


     We, the undersigned, being a majority of the members of the Board of Trustees of the Phoenix Multi-Portfolio Fund, a Massachusetts business trust organized under an Agreement and Declaration of Trust dated October 15, 1987, as amended August 23, 1989, acting pursuant to Section 6.3 of ARTICLE VI of said Agreement and Declaration of Trust for the purpose of establishing and designating new Series of Shares denominated the Phoenix Endowment Equity Portfolio ("Equity Portfolio") and Phoenix Endowment Fixed-Income Portfolio ("Fixed Income Portfolio") hereby amend said Declaration of Trust, effective April 1, 1993 by deleting the first paragraph of Section 3.2 of ARTICLE III thereof and by inserting in lieu of such paragraph the following paragraph:

      "Without limiting the authority of the Trustees set forth in
      Section 3.1 to establish and designate any further Series, the following five Series are hereby established and designated:
      "Phoenix Tax-Exempt Bond Portfolio", "Phoenix Capital Appreciation Portfolio", "Phoenix International Portfolio", "Phoenix Endowment Equity Portfolio" and "Phoenix Endowment Fixed-Income Portfolio".

WITNESS our hands this 24th day of February, 1993.


      /s/ C. Duane Blinn                      /s/ James M. Oates
      --------------------------              --------------------------
      C. Duane Blinn                          James M. Oates

      /s/ Robert Chesek                       /s/ Philip R. Reynolds
      --------------------------              --------------------------
      Robert Chesek                           Philip R. Reynolds

      /s/ Leroy Keith, Jr.                    /s/ Herbert Roth, Jr.
      --------------------------              --------------------------
      Leroy Keith, Jr.                        Herbert Roth, Jr.

      /s/ Philip R. McLoughlin
      --------------------------
      Philip R. McLoughlin